Exhibit 99.4

DUNE ENERGY, INC

Compensation Committee Charter

Purpose

The Compensation Committee of Dune Energy, Inc. (the “Company”) is a standing committee of the Board of Directors charged with discharging the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer (the “CEO”), all other Company officers (except for the Company’s Secretary, who receives no compensation in the capacity as Secretary) and other employees, including salaries, benefits, defined benefit plans and other stock based plans, and producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. These responsibilities include assisting the Board of Directors in fulfilling its oversight responsibilities by reviewing the compensation of the officers of the Company, the general compensation guidelines recommended by management for the remainder of the employees and the board compensation of the members of the Board of Directors.

Organization

•	The Compensation Committee shall be appointed annually by a majority vote of the Board of Directors.

•

The Board of Directors, by majority vote, may remove any member of the Compensation Committee. Except for the prior resignation or removal, each member of the Compensation Committee shall serve on the Compensation Committee until his or her term of office as a director of the Company expires.

•	The Compensation Committee shall be composed of at least two, but not more than three, Independent Directors.

•

In addition to meeting the director qualifications set forth in the Company’s Governance Standards for Directors and Committees of the Board of Directors, the members of the Compensation Committee shall demonstrate an understanding of corporate executive compensation, including aspects such as the compensation of the chief executive officer of corporations, long-term incentive compensation and employee benefit plans, and an ability to analyze the Company’s performance in order to establish executive compensation goals.

•	All members of the Compensation Committee must be Independent (as defined in the Company’s Governance Standards for Directors and Committees of the Board of Directors).

•

The Board of Directors shall appoint on an annual basis one of the members of the Compensation Committee as its Chairman. It is the responsibility of the Chairman to schedule all meetings of the Compensation Committee and provide the Compensation Committee with a written notice and written agenda for all meetings.

•	All notices and minutes of meetings shall be provided to the Company’s management in order for payment of any applicable meeting fees and expenses.

Powers and Responsibilities of the Compensation Committee

Subject to the provisions of the Company’s Corporate Governance Guidelines, the Compensation Committee shall:

•

Have unrestricted access to members of management and all information relevant to its responsibilities; the Committee shall be empowered, without seeking approval of the Board of Directors as to appointment or fees, to retain independent consultants or others to assist it in carrying out its responsibilities.

•

Meet at least once per year or more frequently as circumstances require. The Compensation Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

•

Review the competitiveness of the Company’s executive compensation programs to ensure (i) the attraction and retention of corporate officers, (ii) the motivation of corporate officers to achieve the Company’s business objectives, and (iii) the alignment of interests of key leadership with the long-term interests of the Company’s shareholders.

•

Review trends in management compensation, review and approve the Company’s compensation programs, and oversee and approve any revisions to such programs or the development of new compensation programs.

•	Review the performance of executive management including, without limitation, the CEO.

•

Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of these goals and objectives, and set the CEO’s compensation level based on this evaluation; in determining the long-term incentive component of the CEO’s compensation, the Compensation Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive rewards to chief executive officers at comparable companies, and the awards given to the CEO in the past.

•

Review and make recommendations to the Board of Directors concerning the salary, bonus and other compensation of all corporate officers at the level of corporate vice president and above, and approve the general compensation guidelines recommended by management for the remainder of the employees.

•	Make recommendations to the Board of Directors with respect to incentive-compensation plans and equity based plans.

•

Provide oversight of the Pension Administration Committee of the Company and shall meet at least annually with the Pension Administration Committee regarding the administration of the Company’s defined benefit plans.

•	Prepare the report required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

•	Report to the entire Board of Directors and shall provide all notices and minutes of meetings of the Compensation Committee to the Board of Directors.

•	Prepare an annual evaluation of the Compensation Committee.

3